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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                          STATE OF      PERCENTAGE
SUBSIDIARY                              INCORPORATION      OWNED
--------------------------------------  -------------  -------------
Equity Compressors, Inc.                Oklahoma              100%
Ouachita Energy Corporation             Delaware              100%
Sunterra Energy Corporation             Oklahoma              100%
Equity Leasing Corporation              Oklahoma              100%
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